EXHIBIT 99.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), dated to be effective as of August 9, 2005 (the “Effective Date”), is between Mannatech, Incorporated, a Texas corporation (the “Company”), and Dr. Bill H. McAnalley, an individual resident of the State of Texas (“Dr. McAnalley”). The Company and Dr. McAnalley are hereinafter referred to collectively as the “Parties.”

WHEREAS, the Company employed Dr. McAnalley under an Employment Agreement effective August 7, 2003 (the “Employment Agreement”), and Dr. McAnalley’s employment under the Employment Agreement expired or terminated on August 7, 2005;

WHEREAS, the Parties are also parties to the Supplemental Royalty Compensation Agreement effective August 7, 2003 (the “Royalty Agreement”), which continues in effect after Dr. McAnalley’s employment under the Employment Agreement;

WHEREAS, Dr. McAnalley possesses considerable experience and scientific knowledge in the areas of nutrition and dietary supplements, and the Company wishes to obtain Dr. McAnalley’s services as a consultant regarding certain aspects of the Company’s business with which Dr. McAnalley is familiar as a result of his previous long-term employment with the Company;

WHEREAS, the Company wishes to obtain Dr. McAnalley’s covenants, during the consulting relationship, not to engage in certain activities that are competitive with the Company’s business or that interfere with the Company’s business and relationships; and

WHEREAS, the Parties have entered into and delivered to each other a Release Agreement dated as of August 9, 2005 (the “Release Agreement”), which is a condition to the Company’s entering into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth in this Agreement, the Parties hereby agree as follows:

1. Consulting Services:

(a)	Dr. McAnalley shall, during the term of the consulting relationship set forth in Section 7(a) below, provide consulting services to or for the Company and its Subsidiaries (as defined in Section 2 below) that are reasonably requested by the Board of Directors or the Chief Executive Officer of the Company such as the following:

(i)	Nutritional research for the purpose of developing new food or dietary supplement products;

(ii)	Research and development of other products, such as skin care, as requested by the Company;

(iii)	Development of new technologies, such as assays, for use in the evaluation of dietary supplements;

(iv)	Consultation regarding patenting new and existing products;

(v)	Research and development of new plant sources for use in new or existing products;

(vi)	Preparation and delivery of oral and/or written reports to the Company, at least quarterly, regarding the status of Dr. McAnalley’s research; and

(vii)	Completion of the projects set forth on Exhibit B attached hereto.

Dr. McAnalley shall devote such time as may be necessary to render the consulting services to or for the Company hereunder. All services rendered by Dr. McAnalley on behalf of the Company shall be performed to the best of his ability and in furtherance of the welfare and development of the Company. The cost and expense of or relating to any supplies or personnel necessary to perform the consulting services of Dr. McAnalley hereunder shall be solely the responsibility of Dr. McAnalley.

(b)	Dr. McAnalley shall disclose promptly to the Company any and all of his conceptions ideas, inventions, discoveries, improvements, formulas and formulations, products and other property, and work product created in connection with the consulting services described in Section 1(a), whether or not protectable by patent or copyright (collectively, “Discoveries”). Dr. McAnalley agrees that all Discoveries shall be the sole property of the Company or any other entity designated by it. Dr. McAnalley hereby assigns, and agrees to assign, any and all rights (including intellectual-property rights) and interest in all Discoveries to the Company or any other entity designated by it. To that end, Dr. McAnalley agrees that he will, at the written request of the Chief Executive Officer or the President, and at the expense, of the Company, (i) execute any deeds, instruments, or documents necessary to assign or transfer any of the Discoveries to the Company or any other entity designated by it and (ii) cooperate with the Company and its agents and counsel in obtaining, perfecting, and enforcing all ownership and intellectual-property rights in the Discoveries. For the avoidance of doubt, this Section 1(b) does not apply to any of Dr. McAnalley’s conceptions, ideas, inventions, discoveries, improvements, formulas and formulations, products and other property, and work product that results from, arises out of, or relates to any consulting services performed by Dr. McAnalley to or for any persons or entities other than the Company and its Subsidiaries.

(c)	The Company will from time to time evaluate all of the Discoveries provided or submitted to it by Dr. McAnalley. The Company and Dr. McAnalley shall enter into a Royalty Agreement in the form attached hereto as Exhibit A for those Discoveries described in Section 1(b) that result in products that are sold or licensed by the Company.

2. Trade Secrets: The Parties acknowledge and agree that, during the consulting relationship hereunder, the Company will provide and make available to Dr. McAnalley, and Dr. McAnalley will have access to and become familiar with, various trade secrets and proprietary and confidential information of the Company, the Company’s direct and indirect subsidiaries (“Subsidiaries”), and their affiliates, including manufacturing and other processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, compensation and other information regarding employees and agents, formulas and formulations, clinical studies, scientific studies and analyses, product proposals, products in development, manufacturing and sales costs, methods of doing business, and other confidential information (collectively, “Trade Secrets”) which are owned by the Company, the Subsidiaries, and/or their affiliates and regularly used in the operation of their business, and as to which the Company, the Subsidiaries, and/or their affiliates take precautions to prevent dissemination to persons other than certain directors, officers, partners, managers, members, and employees. Dr. McAnalley acknowledges and agrees that the Trade Secrets (a) are secret and not known in the Company’s industry; (b) give the Company, the Subsidiaries, and/or their affiliates an advantage over competitors who do not know or use the Trade Secrets; (c) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (d) are valuable and special and unique assets of the Company, the Subsidiaries, and/or their affiliates, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company, the Subsidiaries and/or their affiliates. Dr. McAnalley may not, directly or indirectly, use in any way or disclose any of the Trade Secrets, during the consulting relationship or at any time thereafter, except (i) as required in connection with a judicial or administrative proceeding or in connection with rendering the consulting services described in Section 1 above, or (ii) if the information becomes public knowledge other than as a result of an unauthorized disclosure (directly or indirectly) by Dr. McAnalley. (In this Section 2, “indirectly” is used as defined in Section 3(a) below.) All files, records, documents, information, data, and similar items relating to the business of the Company, whether prepared by Dr. McAnalley or otherwise coming into his possession, will remain the exclusive property of the Company, and in any event must be promptly delivered to the Company upon the expiration or termination of the consulting relationship under this Agreement. Dr. McAnalley agrees upon his receipt of any subpoena, process, or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal, or person, Dr. McAnalley shall timely notify and promptly hand deliver a copy of the subpoena, process or other request to the Company. For this purpose, Dr. McAnalley irrevocably nominates and appoints the Company (including any attorney retained by the Company), as his true and lawful attorney-in-fact, to act in Dr. McAnalley’s name, place and stead to perform any act that Dr. McAnalley might perform to defend and protect himself or the Company against any disclosure of any Trade Secret.

3. Noncompetition Covenant:

(a)	During the consulting relationship hereunder (the “Restricted Period”), Dr. McAnalley shall not, anywhere within the Restricted Territory (as defined below), directly or indirectly engage in any activity which, or any activity for any enterprise or entity a material part of the business of which, is a Competing Business (as defined below). The activity prohibited by the preceding sentence includes any kind of ownership (other than ownership of less than 1% of a class of publicly traded securities) in or of, or acting as a director, officer, agent, employee, or consultant of or for, any enterprise or entity referred to in the preceding sentence. For the purpose of this Section 3(a), the “Restricted Territory” means, collectively, each city or county (or equivalent subdivision) of any state, district, or territory of the United States of America and each city or county (or equivalent subdivision) of any state, district, territory, or other political subdivision of each other country in the world in which the Company or any of the Subsidiaries does business. Also for the purpose of this Section 3(a), “Competing Business” means any direct sale, network marketing, multi-level marketing of food or dietary supplements, or skin care business operation that engages in the direct-selling business generally or that competes in the business engaged in by, or whose products compete with those of, the Company or any of its Subsidiaries or affiliates during the Restricted Period. . Further, for the purpose of this Section 3(a), “indirectly” means by or through (i) any business or entity in which Dr. McAnalley either owns or possesses any interest in profits, losses, or capital or is a partner or member, or for which Dr. McAnalley acts as officer, director, manager, agent, or representative, or to which Dr. McAnalley provides consulting or advisory services, or (ii) any family member of Dr. McAnalley or any other person or entity with whom or which Dr. McAnalley has any professional association or relationship (including any assistant, employee, or agent of his). The Company acknowledges Dr. McAnalley’s ownership of White Gaps, Harding Group, Talking Stick Publishing Co., and Bill McAnalley and Associates LP, and provided that each of the foregoing entities is not a Competing Business, Dr. McAnalley’s mere ownership of such entities shall not constitute a breach of this Agreement.

(b)	Dr. McAnalley acknowledges and agrees that, in light of the Company’s covenants herein and other applicable circumstances, the restrictions imposed in this Section 3 are reasonable, are prompted by the Company’s desire to protect its legitimate business interests (including the Trade Secrets), and will not be unduly burdensome to him.

4. Nonsolicitation Covenants:

(a)	During the Restricted Period, Dr. McAnalley shall not directly or indirectly solicit, divert, or appropriate to or for any Competing Business (as defined in Section 3(a) above) any customer of the Company, or in any manner solicit or induce any sales associate of the Company or any customer, franchisee, supplier, or other person with a business relationship with the Company to cease that business relationship with the Company or to refuse in the future to conduct business with the Company. In this Section 4, “indirectly” is used as defined in Section 3(a) above.

(b)	During the Restricted Period, Dr. McAnalley shall not directly or indirectly solicit or hire any employee or regular consultant of the Company to leave the employ of the Company or cease his or her employment, consulting or other business relationship with the Company without obtaining the Company’s chief executive officer’s prior written consent.

(c)	Dr. McAnalley acknowledges and agrees that, in light of the Company’s covenants herein and other applicable circumstances, the restrictions imposed in this Section 4 are reasonable, are prompted by the Company’s desire to protect its legitimate business interests (including the Trade Secrets), and will not be unduly burdensome to him.

5. Payments to Dr. McAnalley: In consideration for Dr. McAnalley’s consulting services and his compliance with or performance of all of his other covenants herein, the Company shall pay Dr. McAnalley, during each month that the consulting relationship continues, by check drawn on one or more accounts of the Company, as follows:

(a)	During the twelve months of the consulting relationship under this Agreement, the monthly amount of $76,083.33 on or before the 8th day of each calendar month, commencing on the Effective Date; provided, however, that the first of these monthly payments shall be paid on or before August 15, 2005.

6. Independent Contractor; Tax Consequences of Payments and Benefits:

(a)	The consulting services rendered by Dr. McAnalley under this Agreement shall be provided as an independent contractor to the Company, and nothing in this Agreement creates or shall be deemed to create the relationship of partners, joint venturers, employer-employee, or principal-agent between the Parties. Dr. McAnalley shall have no authority to (i) create any obligation or responsibility on the part of the Company, (ii) legally bind or obligate the Company in any other manner, or (iii) supervise or direct any of the Company’s employees, without the express written consent of the Company’s Chief Executive Officer.

(b)	The Company shall not withhold taxes or FICA from any of the payments described in Section 5. The payments will be reported as non-wage income to Dr. McAnalley on Form 1099. Dr. McAnalley shall be responsible for filing all necessary tax returns and remitting amounts due to the proper taxing authorities for any federal, state, and local tax (including social security tax) owed by him with respect to the payments and benefits made to him by the Company hereunder. Dr. McAnalley agrees to indemnify the Company against, and hold the Company harmless from taxes, and any penalties and interest, assessed against the Company resulting from the Parties’ tax treatment of the payments described in Section 5 above.

7. Term and Termination of Consulting Relationship:

(a)	The term of the consulting relationship under this Agreement shall commence on the Effective Date and continue until, and shall expire upon (and including), the day preceding the first anniversary of the Effective Date, unless the consulting relationship is sooner terminated in accordance with Section 7(b) below.

(b)	The Company may, upon seven (7) days written notice to Dr. McAnalley and upon seven (7) days opportunity to cure, immediately terminate the consulting relationship upon any of the following:

(i)	the Company’s determination that Dr. McAnalley has neglected, failed, or refused to render the consulting services or perform any other of his obligations described in Section 1 above;

(ii)	Dr. McAnalley’s violation of any provision of or obligation under this Agreement, the Royalty Agreement, or the Release Agreement;

(iii)	the Company’s determination that Dr. McAnalley is unable to continue to render consulting services because of any physical or mental injury, illness, or disability that has continued for at least three consecutive months;

(iv)	Dr. McAnalley’s indictment for, or entry of a plea of no contest with respect to, any felony that adversely affects the Company, the Subsidiaries, or any of their respective affiliates or the utility of Dr. McAnalley’s services to the Company; or

(v)	Dr. McAnalley’s intentional and willful commission of any other act or an omission involving fraud with respect to the Company, the Subsidiaries, or any of their respective affiliates, customers, dealers or suppliers.

The consulting relationship shall also terminate upon Dr. McAnalley’s death.

(c)	In the event of the termination of the consulting relationship hereunder, Dr. McAnalley shall only be entitled to amounts payable to him under Section 5 through the date on which the termination is effective. Except for such amounts, the Company shall have no further obligation to pay any amount or provide any other benefit under this Agreement or (except as provided in the Royalty Agreement) otherwise.

(d)	The respective rights and obligations of the Parties under this Agreement shall survive the expiration or termination of the consulting relationship to the extent necessary to give full effect to those rights and obligations. Without limiting the generality of the preceding sentence, the respective rights and obligations of the Parties under Section 2 above, shall survive the expiration or termination of the consulting relationship. A Party’s exercise of its or his right to terminate the consulting relationship shall not be that Party’s exclusive right or remedy in the event of the other Party’s failure to perform or breach of its obligations under this Agreement. Further, none of the remedies provided above in this Section 7 for any breach or violation of any of Dr. McAnalley’s covenants in Sections 2, 3, and 4 above shall be an exclusive remedy.

8. Assignment: This Agreement is personal to Dr. McAnalley, and neither party may assign or delegate any of the rights or obligations hereunder without prior written consent. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors, representatives, and permitted assigns of the respective Parties.

9. Severability and Reformation: The Parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as a part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. Without limiting the generality of the preceding sentence, if a court of competent jurisdiction determines that the scope of any restriction in Sections 3 and 4 above is too broad to be enforced as written, the Parties intend that the court reform the restriction to such narrower scope as it determines to be reasonable and enforceable.

10. Notices: Any notice or other communication to be given under this Agreement by one Party to the other must be in writing and must be (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by a reputable courier service, or (d) transmitted by facsimile, in any event to the address or facsimile number set forth below (or to such other address or facsimile number as may have been designated by either or both of the Parties from time to time in accordance with this Section 10):

If to the Company:	Mannatech, Incorporated
600 South Royal Lane, Suite 200
Coppell, Texas 75019
Attention: General Counsel
Facsimile Number: (972) 471-7387

If to Dr. McAnalley:	Dr. Bill H. McAnalley
4921 S. Carrier Parkway
Grand Prairie, Texas 75052

with a copy to:	Mr. Dan Hartsfield
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Facsimile Number: (214) 661-4575

Any notice or other communication delivered personally or by courier service shall be deemed given and received as of actual receipt. Any notice or other communication mailed as described above shall be deemed given and received three business days after mailing or upon actual receipt, whichever is earlier. Any notice or other communication transmitted by facsimile shall be deemed given and received upon receipt of the transmission confirmation by the sender.

11. Amendments and Waivers: No amendment or modification of this Agreement will be valid or binding upon the Parties unless it is in writing and signed by both of the Parties. No waiver of any term or condition of this Agreement, or of any performance or nonperformance of this Agreement, shall be binding unless the waiver is in writing and signed by the Party against which the waiver is to be enforced. Any waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any other or any subsequent breach.

12. Certain Defined Terms: As used in this Agreement, (a) “include” and “including” do not denote or imply any limitation, (b) “business day” means any Monday through Friday other than any such day on which the executive offices of the Company are closed, and (c) ”herein,” “hereof,” “hereunder,” and similar terms are references to this Agreement as a whole and not to any particular provision of this Agreement.

13. Governing Law and Consent to Personal Jurisdiction: This Agreement is governed by, and will be enforced under and construed in accordance with, the internal laws of the State of Texas, without giving effect to any conflict-of-law provisions or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any state or similar jurisdiction other than the State of Texas. Each Party hereby consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for any lawsuit filed arising from or relating to this Agreement or any arbitration under this Agreement.

14. Remedies: In the event of a breach of this Agreement by Dr. McAnalley, the Company shall be entitled to all appropriate equitable and legal relief, including, but not limited to, (i) an injunction to enforce this Agreement or prevent conduct in violation of this Agreement; (ii) damages incurred by the Company as a result of the breach; and (iii) attorneys’ fees and costs incurred by the Company in enforcing the terms of this Agreement.

15. Arbitration; Court Injunctive Relief: Except as provided in the last sentence of this Section 15, arbitration shall be the exclusive remedy for any and all disputes, claims, or controversies, whether statutory, contractual or otherwise, between the Parties concerning this Agreement (collectively, “Disputes”). In the event either Party provides a notice of arbitration of any Dispute to the other Party, the Parties agree to submit that Dispute to an arbitrator or arbitrators selected from a panel of arbitrators of the Judicial Arbitration and Mediation Services (JAMS) located in Dallas, Texas. The arbitration will be governed by the JAMS Comprehensive Arbitration Rules and Procedures in effect at the time the arbitration was commenced. In addition, responsibility for the payment of costs, fees and expenses of the arbitrators shall be as provided in the JAMS Comprehensive Arbitration Rules and Procedures. In any arbitration proceeding conducted subject to these provisions, all statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator(s) is/are specifically empowered to decide any question pertaining to limitations and may do so by documents or by a hearing, in his or her or their sole discretion. In this regard, the arbitrator(s) may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for the purposes of considering such matter. The arbitrator’s or arbitrators’ decision will be final and binding upon the Parties. The Parties will abide by and perform any award rendered by the arbitrator(s). The prevailing Party in such proceeding shall be entitled to record and have awarded its reasonable attorneys’ fees in addition to any other relief to which it may be entitled. In rendering the award, the arbitrator(s) shall state the reasons therefor, including (without limitation) any computations of actual damages or offsets, if applicable. The Company shall also have, and nothing in this Section 15 waives, eliminates, or affects, the right and ability to seek and obtain injunctive relief or any other emergency relief from any competent court at law that has jurisdiction over the matter to enforce or protect the Company’s rights and remedies under this Agreement.

16. Entire Agreement: This Agreement contains the entire agreement of the Parties as relates to the Consulting Agreement and supersedes all prior agreements and understandings, whether oral or written, between the Parties. The Supplemental Royalty Compensation Agreement effective August 7, 2003 remains in effect in accordance with its terms.

17. Nonexclusive Relationship: The Company retains the right to cause services or work of the same or a similar nature as the services to be rendered by Dr. McAnalley hereunder to be performed by the Company’s personnel or other persons during the term of this Agreement.

18. Representations of Dr. McAnalley: Dr. McAnalley hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Dr. McAnalley does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Dr. McAnalley is a party or by which he is bound, (b) Dr. McAnalley is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity involved in or related to the business of the Company or any of its affiliates, (c) Dr. McAnalley shall not use any confidential information or trade secrets of any third party in connection with the performance of his duties hereunder, and (d) this Agreement constitutes the valid and binding obligation of Dr. McAnalley, enforceable against Dr. McAnalley in accordance with its terms.

19. Statement of Understanding: By executing this Agreement, Dr. McAnalley acknowledges that (a) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement; (b) he has read this Agreement and fully understands its terms and their import; (c) the consideration provided for herein is good and valuable; and (d) he is entering into this Agreement voluntarily, of his own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

20. Discounts on Company Products: During his lifetime, Dr. McAnalley may purchase the Company’s products for his personal use at the then applicable employee discount.

[SIGNATURE PAGE FOLLOWS]

EXECUTED this 9th day of August, 2005.

/s/ Dr. Bill H. McAnalley
DR. BILL H. MCANALLEY

MANNATECH, INCORPORATED

By:	/s/ Samuel L. Caster
Name:	Samuel L. Caster
Title:	Chief Executive Officer

EXHIBIT A

FORM OF ROYALTY AGREEMENT

This ROYALTY AGREEMENT (“Agreement”), made effective as of              (“Effective Date”), is by and between MANNATECH, INCORPORATED, a Texas corporation having a principal place of business in Coppell, Texas (“Mannatech”) and DR. BILL H. MCANALLEY (“McAnalley”), a Texas resident currently residing at 4921 Carrier Parkway, Grand Prairie, Texas 75052.

WHEREAS, Mannatech and McAnalley are parties to that certain Consulting Agreement dated August 8, 2005 (“Consulting Agreement”), pursuant to which McAnalley has assigned to Mannatech any and all of his rights and interest in all Discoveries (as defined in the Consulting Agreement); and

WHEREAS, the Consulting Agreement provides, inter alia, that McAnalley and Mannatech shall enter into this Agreement with respect to any Royalty Bearing Product (as defined hereinafter).

NOW, THEREFORE, for and in consideration of the premises, the amounts and benefits received and to be received pursuant to the Consulting Agreement, and the mutual covenants and promises contained herein, the amount and sufficiency of which is hereby expressly acknowledged, the parties hereto have agreed and do hereby agree as follows:

ROYALTY

A. Subject to the conditions hereinafter recited, Mannatech shall pay and deliver to McAnalley royalty in an amount equal to three-tenths of one percent (.003) of: (i) the Finished Product Sales (as defined hereinafter) for Royalty Bearing Products (as defined hereinafter), and (ii) any licensing fee (or portion thereof) actually received by Mannatech that is directly attributable to a finished product owned and licensed by Mannatech and invented by McAnalley during the term of, and pursuant to, the Consulting Agreement (the “Licensing Fees”).

B. The term “Finished Product Sales,” as used herein, shall mean and refer to net finished product sales actually made, excluding shipping charges and governmental taxes and other miscellaneous charges, for which payment has been received by Mannatech, as reported in Mannatech’s Product Analysis contained in its internal financial reports. The term “Royalty Bearing Products,” as used herein, shall mean and refer to all of the finished products sold by Mannatech that were invented by McAnalley during the term of, and pursuant to, the Consulting Agreement; provided, however, that Royalty Bearing Products shall not, in any event, include pack sales, MPM materials, and any product subject to that certain Supplemental Royalty Compensation Agreement between the parties dated August 7, 2003, irrespective of whether McAnalley is or is not the principal inventor thereof.

C. Amounts provided for under Section A of Article I of this Agreement shall be payable (i) for the period from the Effective Date through August 7, 2006, on             , 200    , and (ii) thereafter during the term of this Agreement, (1) for each of the first three quarters of Mannatech’s fiscal year, on a date within thirty (30) days after filing of its Form 10-Q with the Securities and Exchange Commission after the end of each quarterly period of its then current fiscal year, and (2) for each fourth quarter of Mannatech’s fiscal year, on next March     . Also, during the term of this Agreement, Mannatech shall, within thirty (30) days after filing of its Form 10-Q with the Securities and Exchange Commission after the end of each of its first three quarterly periods of its fiscal year and no later than March      for the fourth fiscal quarter, furnish to McAnalley written statements specifying for the preceding quarter: (i) the total Finished Product Sales of Royalty Bearing Products, and (ii) the Licensing Fees received by Mannatech.

D. Mannatech will issue a check, if due, in payment of amounts due to McAnalley under Section A of Article I of this Agreement.

E. Mannatech shall keep full, clear and accurate records with respect to products upon which royalty is to be paid hereunder, and McAnalley shall have the right through an accredited representative to examine and audit, upon reasonable notice and not more frequently than annually, all at McAnalley’s expense, all such records and accounts as may contain information bearing upon the amount of royalty payable to him under this Agreement. Should such audit reflect a deficiency of more than five percent (5%) of royalties actually due to McAnalley, Mannatech shall pay such deficiency as well as reimburse McAnalley for his reasonable accredited representative audit fee.

TERM

A. This Agreement, including Mannatech’s obligation to pay royalties hereunder, shall commence on the Effective Date and shall continue for a period of ten (10) years thereafter, unless sooner terminated or expiring, in whole or part, in accordance with any of the following provisions:

(1) at the option of Mannatech, by giving McAnalley thirty (30) days advance written notice, in the event that McAnalley (i) engages in a Competitive Activity (as defined hereinafter), or (ii) is in violation of Section 3 of the Consulting Agreement, or (iii) disparages Mannatech, its management, or its products; or

(2) at the option of Mannatech, by reason of a material breach by McAnalley of any of his obligations under this Agreement; provided, however, that such termination shall not be effective until the expiration of sixty (60) days of written notice from Mannatech to McAnalley of Mannatech’s intent to terminate this Agreement, during which period McAnalley may remedy such breach and avoid such termination; or

(3) upon the mutual written agreement of Mannatech and McAnalley.

B. In the event of McAnalley’s death during the ten (10) year term as contemplated hereby, royalties payable to McAnalley hereunder shall be payable to his surviving spouse or trust for any remaining part of the ten (10) year term.

C. The term “Competitive Activity”, for purposes of this Agreement, shall mean and refer to any of the following:

(1) McAnalley becoming associated with, employed by, financially interested in, or a spokesman for any business operation that engages in any network marketing, direct selling or multi-level business or whose products compete with those of Mannatech; or

(2) McAnalley soliciting, attempting to solicit, or otherwise inducing any customer, Mannatech sales associate, individual, or entity (“Person”) with whom he has had contact with during the term of the Agreement or the twelve months preceding the Agreement, to avoid, reduce or terminate such Person’s business relationship with Mannatech.

Provided, however, that only after termination of the Consulting Agreement, McAnalley may develop a competitive consumer-targeted prescription drug, that is to be sold only through methods other than by network marketing, as an exception to a Competitive Activity.

ARTICLE III

DISPUTE RESOLUTION

Should any dispute arise under this Agreement, including but not limited to the amount of royalties due and payable to McAnalley, the parties shall, in good faith, attempt to negotiate and resolve such dispute. In the event that the dispute cannot be resolved between the parties, the dispute shall then be submitted for mediation before a mediator to whom the parties may agree upon; or in the absence of such agreement, by a mediator chosen by Judicial Arbitration and Mediation Services (JAMS) located in Dallas, Texas. Should mediation not resolve the dispute, arbitration, including the right to invoke injunctive relief and any emergency relief or measures provided for, shall be the exclusive remedy for any and all disputes, claims or controversies, whether statutory, contractual or otherwise, between Mannatech and McAnalley concerning any obligation or right under this Agreement. In the event either party provides a Notice of Arbitration of Dispute to the other party, the parties hereto agree to submit such dispute or controversy, whether statutory or otherwise, to an arbitrator or arbitrators selected from a panel of arbitrators of the Judicial Arbitration & Mediation Services located in Dallas, Texas. The action will be governed by the JAMS Comprehensive Arbitration Rules and Procedures in effect at the time the action was commenced. In any arbitration proceeding conducted subject to these provisions, all statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator(s) is/are specifically empowered to decide any question pertaining to limitations, and may do so by documents or by a hearing, in his or her sole discretion. In this regard, the arbitrator may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for the purposes of consideration this matter. The arbitrator’s decision will be final and binding upon the parties. The parties further agree to abide by and perform any award rendered by the arbitrator. The prevailing party in such proceeding shall be entitled to record and have awarded its reasonable attorney’s fees, in addition to any other relief to which it may be entitled. In rendering the award, the arbitrator shall state the reasons therefor, including any computations of actual damages or offsets, if applicable.

ARTICLE IV

MISCELLANEOUS

A. This Agreement, or any interest herein, is freely assignable and transferable by Mannatech. McAnalley has the right to assign and transfer his right to receive royalties hereunder; provided, however, that such right of assignment and transfer shall only be effective with respect to royalties which have accrued; and this Agreement shall not be otherwise signed or transferred by McAnalley without the written consent of Mannatech, which consent shall not be unreasonably withheld.

B. To the extent assignment and transfer is permitted hereunder, this Agreement and the terms and provisions thereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives and assigns.

C. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and replaces all prior understandings and agreements between the parties hereto relating to the subject matter hereof. Any modification of this Agreement will be effective only if it is in writing and signed by both parties. However, nothing contained herein shall be deemed to alter the Consulting Agreement, but shall be considered an addition thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

MANNATECH INCORPORATED

By:	/s/ Samuel L. Caster
Print Name: Samuel L. Caster
Title:	Chairman of the Board

/s/ Dr. Bill H. McAnalley
Dr. Bill H. McAnalley

EXHIBIT B

1. Support of new Advanced PLUS and Advanced Global Catalyst.

Preparation of scientific substantiation and marketing materials for the new advanced roller-compacted PLUS and the new roller-compacted global Catalyst. These projects will include:

1.1	Cooperate in the filing of the patents to cover these two products, which have already been developed.

1.2	Prepare materials in support of PLUS and Catalyst:

1.2.1	Power Point marketing presentation for product launch.

1.2.2	“Consolidated Benefits Review” papers containing third party references for substantiation of ingredients in both products.

1.2.3	R&D Reports for posting on Mannatech.com.

1.2.4	Answers to product FAQs.

2. Complete papers on prebiotics and probiotics.

3. Write a paper on how probiotics work in concert with Ambrotose to time release (i.e., physiologically release) the monosaccharides from Ambrotose as the body needs them. This will answer all the criticism we have received from the scientific community. I plan to publish this review in a major scientific journal. This is the Ambrotose story, which I would like to tell now that we have the U.S. patents.